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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Form (Form S-8 1-14987) pertaining to the Too, Inc. Savings and Retirement Plan of our report dated June 18, 2004, with respect to the financial statements and supplemental schedule of the Too, Inc. Savings and Retirement plan included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ary, Roepcke & Mulchaey, P.C.

Columbus, Ohio
June 25, 2004